THIS LINE OF CREDIT AGREEMENT (the "AGREEMENT") is made as of the 10th day of December 2021

BETWEEN:

MRS. CHRISTINE KAN (herein called the "Lender"), an individual residing at 33-01 Carnhill Road, Singapore, 229664

AND:

ALR TECHNOLOGIES INC. (herein called the "Company") a company duly incorporated under the laws of the State of Nevada, United States of America and having its office at 7400 Beaufont Springs Drive, Suite 300, Richmond, Virginia, United States of America, 23225

WHEREAS:

A. On May 25, 2010 the Company and the Lender entered into a credit agreement whereby the Lender agreed to make available to the Company a line of credit facility under which the Company was entitled to draw down amounts up to US$1,000,000. Amounts borrowed on the facility would bear interest of 1% per month and is secured by a general security agreement;

B. On January 3, 2011 the Company and the Lender executed an amended the credit agreement whereby the borrowing limit on the lines of credit was increased from US$1,000,000 to US$2,000,000;

C. Collectively the May 25, 2010 agreement and the January 3, 2011 agreement are the *"**Historical Line of Credit Agreement**";*

D. In connection with providing the line of credit in the Historical Line of Credit Agreement, the Company issued the Lender the option to acquire 40,000,000 shares of common stock of the Company at a price of $0.05;

E. Subsequently the Company issued the Lender additional options in connection with the Lender's spouse providing the Company with a line of credit with a borrowing limit of US$10,300,000;

F. Collectively the 700,000,5000 options previously issued by the Company to the Lender are referred to as the "***Historical Options***";

G. The amounts advanced by the Lender to the Company under the Historical Line of Credit Agreement have exceeded the borrowing limit and the Company requires additional financing to commercialize the GluCurve Pet CGM and the Diabetes Solution products;

H. The Company is seeking the Lender to increase the borrowing limit on the line of credit from US$2,000,000 to US$4,000,000, and

I. In connection with providing the increased borrowing limit on the line of credit, the Company will the grant the Lender the option to acquire an additional 40,000,000 shares of common stock of the Company exercisable at $0.05 until December 31, 2026.

NOW THEREFORE in consideration of the mutual covenants and agreements herein set out the parties have agreed as follows:

1. Line of Credit

(a) The Lender hereby agrees to cause the borrowing limit on the line of credit in favour of the Company (the "Line of Credit") to be increased from two million (US$2,000,000) dollars of the United States of America to four million (US$4,000,000) dollars of the United States of America.

(b) The Line of Credit may be drawn down by the Company by giving five (5) days written notice to the Lender of the amount requested and the account into which the funds are to be deposited or particulars of the account payable to be paid.

2. Interest and Repayment

(a) All amounts advanced and outstanding under the Line of Credit shall bear interest at the rate of 1% per month, simple interest (ie not compounded) from the date of advance until paid. Amounts outstanding for less than a full month will bear interest on a pro-rated basis.

(b) Prior to demand, all amounts drawn down under the Line of Credit, and all accrued but unpaid interest thereon, may be prepaid by the Company at any time without notice or penalty, but shall become due and payable within three days of receipt of a written demand by the Lender.

(c) From time to time the Lender may send to the Company a statement of all amounts owing under the Line of Credit, in respect of interest and principal, and such statement shall in the absence of any statement to the contrary by the Company within 30 days, be binding on the Company.

3. Security

All amounts drawn down under this Agreement and all accrued but unpaid interest from time to time shall be secured by a general security agreement ("GSA") in such form as the Lender's counsel shall reasonably require, covering all the present and after acquired property of the Company, of whatever nature and kind, and the Company at the request of the Lender will at its expense register the GSA in all such jurisdictions as the Company's property is located. From time to time, on the Lender's request, the Company shall advise the Lender of all jurisdictions in which the Company's property is located.

4. Loan Finance Options

As additional consideration for the Line of Credit, the Company agrees to issue 40,000,000 common share purchase options (the "**New Option**") to the Lender on the following terms and conditions:

(a) Each New Option will entitle the Lender to acquire one common share in the capital of the Company ("**Option Shares**") at $0.05 per Share (the "**Exercise Price**") until December 31, 2026;

(b) The Lender may pay the Exercise Price by applying or offsetting unpaid principal and / or accrued interest hereunder.

(c) The New Option may be exercised by the Lender by giving notice in writing to the Company of the number of shares in respect of which the options are being exercised and by (i) enclosing a certified cheque for the amount of the option price payable in favour of the Company or (ii) by notifying the Company that a portion of the indebtedness outstanding under the Line of Credit equal to the option price should be applied toward the option price and upon the issuance of the Option Shares, such indebtedness shall be reduced accordingly;

(d) The Company will reserve in its treasury, sufficient shares to permit the issuance and allotment of shares to the Lender in the event the New Option is exercised;

(e) The New Option will be transferable or assignable by the Lender;

(f) The New Option cannot be terminated or cancelled by the Company;

(g) The Option Shares delivered pursuant to the exercise of the New Option may bear a restrictive legend which could restrict the transferability or ability to sell those shares for a period of time in accordance with the rules of applicable securities acts;

(h) The Lender agrees that the Company's shares of common stock have not been approved or disapproved by the United States Securities and Exchange Commission, any state securities agency, or any foreign securities agency;

(i) In the event of any subdivision, consolidation or other change in the share capital of the Company while any portion of the New Option is outstanding, the number of shares under option to the Lender and the price thereof will be adjusted, in an equitable manner, in accordance with such subdivision, consolidation or other change in the share capital of the Company. The adjustments, if any, shall be determined by the auditors of the Company whose decision shall be binding on the parties hereto;

(j) Nothing in this Agreement will amend, modify or alter the Historical Option previously issued to the Lender.

(k) The Lender will complete, execute and deliver to the Company such further documents and assurances as maybe necessary to carry out the terms of the New Option;

(l) The Company shall not issue any shares pursuant to the exercise of the New Option unless the exercise of such New Option and the issuance and delivery of such shares of common stock complies with all applicable laws, and such issuance may be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from prospectus and registration requirements for the issuance and sale of such Option Shares. The inability of the Company to obtain from any regulatory body the authority deemed by the Company to be necessary for the lawful issuance and sale of the Option Shares, or the unavailability of an exemption from prospectus and registration requirements for the issuance and sale of the Option Shares, shall relieve the Company of any liability with respect to the non-issuance or sale of such Option Shares. If the terms and conditions of this Amending Agreement do not, in the reasonable opinion of counsel for the Company, comply with all applicable laws, the Company and the Optionee will, within thirty (30) days of a written request execute and deliver an amendment to such terms and conditions, such that the terms and conditions, as amended, will, in the reasonable opinion of counsel for the Company, be in compliance with all Applicable Laws.

5. Conditions of Draw Down

(a) The Company will, on request, provide the Lender with reasonable evidence as to the proposed use of any moneys to be advanced.

(b) The Lender may, in their sole and unfettered discretion, decline to permit any amount to be drawn down if it appears on reasonable evidence that the Company is insolvent, threatens to cease business or the Lender's security is impaired.

6. Default.

This Agreement shall be in default by the Company in the event the Company (i) fails to pay the principal and interest when due hereunder; (ii) becomes bankrupt or insolvent; (iii) seeks creditor protection; makes a proposal to its creditors; makes a general assignment for the benefit of its creditors; or if a bankruptcy petition or receiving order is filed or made against it; or (iv) fails to maintain its existence; takes any proceedings in respect of liquidation of its assets; or if an order is made or a resolution passed or a petition is filed for its winding-up.

In the event of the occurrence of any one more events of default which is or are continuing, the Lender may without limitation in respect of any other rights it may have in law or pursuant to this Agreement or any other document or instrument delivered hereunder, demand immediate payment of all monies owing hereunder and enforce its rights under this Agreement or any other instruments delivered in relation to the Agreement. Lender’s rights and remedies under this Agreement are cumulative and not exclusive of any rights or remedies at law or in equity.

7. Notices

All notices or other communications from one party to the other ("Notices") shall be in writing and shall be delivered to the respective addresses of the parties appearing above (or as subsequently notified) and sent by e-mail (receipt requested) to

If to the Lender:

Mrs. Christine Kan
33-01 Carnhill Road,
Singapore, 229664

If to the Company:

ALR Technologies Inc.
7400 Beaufont Springs Drive,
Suite 300,
Richmond, Virginia,
United States of America, 23225
Attention: Ken Robulak
Email: *ken.robulak@alrt.com*

Notice shall be effective on the day following the business day on which it was sent. Either party may give written notice of change of address in the same manner, in which event such notice shall thereafter be given to it as above provided at such changed address.

8. Costs of Collection.

If any default occurs on any payment due under this Agreement, the Company covenants to pay all costs and expenses, including reasonable legal fees, incurred by Lender in collecting or attempting to collect the indebtedness under this Lender, whether or not any action or proceeding is commenced. None of the provisions hereof and none of Lender's rights or remedies hereunder on account of any past or future defaults shall be deemed to have been waived by Lender's acceptance of any past due installments or by any indulgence granted by Lender to Company.

9. Waiver of Notices.

Company waives presentment, protest, demand, notice of protest, notice of dishonor or non-payment of this Agreement, and any and all other notices or matters of a like nature, and agrees that it shall remain liable for all amounts due hereunder notwithstanding any extension of time or change in the terms of payment of this Agreement or any delay or failure by Lender to exercise any rights hereunder.

10. Waiver or Modification.

No waiver or modification of any of the terms of this Agreement shall be valid or binding unless set forth in writing specifically referring to this Agreement and signed by the Lender and Company, and then only to the extent specifically set forth therein.

11. Conflicting Agreements

(a) This Agreement is the entire agreement and entire understanding with respect to the issuance of the New Options. Notwithstanding paragraph (b) below, nothing in this Agreement shall affect the grant and/or exercise of the Historical Options.

(b) This Agreement and the Historical Line of Credit Agreements are the entire agreement and understanding with respect to the line of credit. To the extent of matters covered in this Agreement, the Historical Line of Credit Agreement shall be superseded by this Agreement and all amounts drawn down and advanced under the Historical Line of Credit Agreement shall be deemed to have been advanced and secured under this Agreement.

(c) In the event of any conflict between this Agreement and the Historical Line of Credit Agreements with respect to the line of credit, the terms of this Agreement will prevail provided always that the Lender's rights against the Company are not in any way diminished or extinguished under this Agreement.

12. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the laws of the United States of America applicable therein.

13. Arbitration

Any dispute, controversy or claim arising out of or in relation to this Agreement including but not limited to, its existence, legal validity, or interpretation which not resolved by discussion and negotiation within 30 business days, will be finally settled by a single arbitrator, selected by the Lender, in accordance with the rules of the American Arbitration Association. The parties expressly agree to confer upon the arbitrator the powers to fill gaps, cure contractual omissions and to perform all other activities which the arbitrator may deem necessary and desirable for efficient resolution of the dispute. The place of arbitration will be at New York City, in the State of New York, unless otherwise mutually agreed. The parties undertake to fully abide by the award rendered by the arbitrator without delay. Failing timely compliance with the arbitrator`s award, judgment upon the award or any other appropriate procedure may be entered or sought in any court having jurisdiction thereof to secure enforcement of said award. The costs incurred with respect to arbitration will be shared equally by the parties, provided however, that each party will bear the cost of its own experts, evidence, legal fees. Notwithstanding the foregoing, in the discretion of the arbitrator, any award may include legal fees, if the arbitrator expressly determines that the party against whom the award is entered has caused the dispute to be submitted to arbitration in bad faith or as a dilatory tactic.

14. Binding Effect.

This Agreement enures to the benefit of and binds the parties' respective successors and permitted assigns.

15. Further Assurances.

The Company, at its expense and at the Lender's request, shall sign (or cause to be signed) all further documents or do (or cause to be done) all further acts and provide all reasonable assurances as may reasonably be necessary or desirable to give effect to this Agreement.

16. Execution.

This Agreement may be executed in any number of counterparts, which taken together shall form one and the same Agreement in writing, and further, this Agreement may be executed and delivered by telecopier or facsimile transmission, scanned email attachment, portable document format (pdf) or other electronic copy, which shall be binding on the Parties as though originally executed and delivered and notwithstanding their date of execution they shall be deemed to be dated as of the date hereof.

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The parties have hereunto caused these presents to be executed as of the day and year first above written.

ON BEHALF OF
ALR TECHNOLOGIES INC.

"Christine Kan"

Mrs. Christine Kan

"Ken Robulak"

Name: Ken Robulak
Member of the Board of Directors

"Alfonso Salas"

Name: Alfonso Salas
Member of the Board of Directors